AMENDMENT NO. 6 TO
            AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                                                As of June 17, 1996


WCI Steel, Inc.
1040 Pine Avenue, S.E.
Warren, Ohio 44483-6528


Gentlemen:

     Congress Financial Corporation, a California corporation ("Congress") and Security Pacific Business Credit Inc., a Delaware corporation ("Security Pacific", and together with Congress, individually and collectively, "Lenders") and Congress Financial Corporation, as agent for Lenders (in such capacity, "Agent") have entered into financing arrangements with WCI Steel, Inc., an Ohio corporation ("Borrower"), pursuant to which Agent on behalf of Lenders may make loans and advances and provide other financial accommodations to Borrower, as set forth in the Amended and Restated Loan and Security Agreement, dated as of December 29, 1992, by and among Agent, Lenders and Borrower, as amended and supplemented pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of December 14, 1993, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated as of July 13, 1994, Amendment
No. 3 to Amended and Restated Loan and Security Agreement, dated as of March 28, 1995, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated as of February 23, 1996, and Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated as of March 8, 1996 (as the same is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as such term is defined in the Loan Agreement).

     Borrower has requested that each of Agent and Lenders enter into an amendment to the Loan Agreement and Lenders and Agent are willing to agree to such amendment subject to the terms and conditions contained herein. By this Amendment, Agent, Lenders and Borrower desire and intend to evidence such amendment.

     In consideration of the foregoing, and the respective agreements and covenants contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     (a) ADDITIONAL DEFINITIONS. As used herein, the Loan Agreement or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

     (i) "ADJUSTED EURODOLLAR RATE" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing
(a) the Eurodollar Rate for such Interest Period by (b) the percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     (ii) "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit L hereto, as such form may from time to time be modified by Agent, which is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of Borrower acceptable to Agent and delivered to Agent.

     (iii) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     (iv)  "CASH EQUIVALENTS" shall mean, at any time,
(a) any evidence of indebtedness with a maturity of one (1) year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof, EXCEPT in the case of any such evidence of indebtedness issued by the Student Loan Marking Association, the Federal National Mortgage Association, a Federal Farm Credit Bank or a Federal Home Loan Bank so long as any such evidence of indebtedness issued by such federal governmental entities is rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investor Service, Inc.; (b) certificates of deposit or bankers' acceptances with a maturity of one (1) year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000); (c) commercial paper (including variable rate demand notes) with a maturity of one (1) year or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-l by Standard & Poor's Corporation or at least P-l by Moody's Investor Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     (v) "CURRENCY PROTECTION AGREEMENTS" shall mean any currency exchange contract or other similar arrangement solely for the purpose of protecting a person against fluctua-tions in the exchange rate of different currencies.

     (vi) "EURODOLLAR RATE LOANS" shall mean any
Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     (vii) "EURODOLLAR RATE" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which the Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

     (viii) "INTEREST PERIOD" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     (ix) "PRIME RATE LOANS" shall mean any Loans or portion thereof on which interest is payable based on the Prime
Rate in accordance with the terms thereof.

     (x)  "REFERENCE BANK" shall mean CoreStates Bank,
N.A., or such other bank as Agent may from time to time designate.

     (b)  AMENDMENTS TO DEFINITIONS.

     ( i )     All references to the term "Interest Rate"
herein and in the Loan Agreement and the other Financing
Agreements shall be deemed and each such reference is hereby amended to mean:

     (A)  as to Prime Rate Loans, a rate of one-
half of one (1/2%) percent per annum in excess of the Prime Rate and

     (B)  as to Eurodollar Rate Loans, a rate of
two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate in respect of the aggregate amount of Eurodollar Rate Loans at any time outstanding of up to $20,000,000 and a rate of three (3%) percent per annum in excess of the Adjusted Eurodollar Rate in respect of the aggregate amount of Eurodollar Rate Loans (if any) at any time outstanding in excess of $20,000,000, in each case based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower;

PROVIDED, THAT, (i) in the event that at any time the Eurodollar Rate Loans then outstanding are less than $20,000,000, if Borrower shall at such time request a Eurodollar Rate Loan in an amount which would cause the total amount of Eurodollar Rate Loans outstanding after giving effect to such request to exceed $20,000,000, the rate for such Eurodollar Rate Loan shall be three (3%) percent per annum in excess of the Adjusted Eurodollar Rate calculated as set forth above and (ii) the Interest Rate shall mean the rate of two and one-half (2 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five (5%) percent per annum in excess of the Adjusted Eurodollar Rate at Agent's option, without notice, (A) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing as determined by Agent and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower) and (B) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 3 of the Loan Agreement (whether or not such excess(es), arise or are made with or without knowledge or consent and whether made before or after an Event of Default).

     (ii) All references to the term "Eligible
Accounts" herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean Accounts created by Borrower in the ordinary course of its business arising out of the sale of goods or rendition of services by Borrower, which are and at all times shall continue to be acceptable to Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by Agent in its exclusive judgment. In determining eligibility, Agent may, but need not, rely on agings, reports and schedules of Accounts furnished to Agent by Borrower, but reliance by Agent thereon from time to time shall not be deemed to limit Agent's right to revise standards of eligibility at any time as to both present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account resides in the United States, Puerto Rico, the U.S. Virgin Islands or Canada and is and at all times continues to be acceptable to Agent, or, at Agent's option, if either: (i) the Account Debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent, sufficient to cover such Account, in form and substance satisfactory to Agent and, if required by Agent, the original of such letter of credit has been delivered to Agent or Agents's authorized representative and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, (b) such Account complies in all respects with the representations, covenants, and warranties set forth herein and in the other Financing Agreements, and (c) no more than ninety (90) days have elapsed since the original invoice date. In addition, without limiting Agent's continuing right to revise standards of eligibility from time to time, Borrower acknowledges and agrees that Accounts arising from any sales by Borrower to LTV or any of its Affiliates shall not be deemed Eligible Accounts to the extent such Accounts exceed $5,000,000 at any one time except as Agent may otherwise determine in its discretion. Any Account which Agent determines to be ineligible or unacceptable for purposes of the Lending Formulas (as hereinafter defined) at any time shall nevertheless be and remain at all times part of the Collateral.

     (iii) All references to the term "Consolidated
Adjusted Working Capital" herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as to any Person, at any time, in accordance with GAAP, consistently applied, on a consolidated basis for such Person and its Subsidiaries, the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of Inventory for this purpose on a first-in-first-out basis, on a consolidated basis, which would in accordance with GAAP, consistently applied, be classified as current assets and (b) all Indebtedness of such Person and its Subsidiaries, on a consolidated basis, which would be classified as current liabilities and in any event including any Indebted-ness hereunder consisting of the Loans and any Indebtedness payable on demand or within one (1) year from the date of determination without any option on the part of the obligor to extend or renew beyond such year and all accruals for federal or other taxes based on or measured by income and payable within such year.

     (c) INTERPRETATION. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned to such terms in the Loan Agreement.

     2. INTEREST. Section 3.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"3.6  INTEREST.

     (a) Borrower shall pay to Agent interest on the outstanding principal amount of the non-contingent
Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

     (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate
Loans which will constitute Eurodollar Rate Loans
(subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar
Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Prime
Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be; PROVIDED, THAT, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans,
(iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed seventy-five (75%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable
Interest Period, as determined by Agent (but with no obligation of Agent to make such Loans) and (vii) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime
Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.
Notwithstanding anything to the contrary contained herein, Agent and the Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable
Eurodollar Rate market to fund any Eurodollar Rate
Loans, but the provisions hereof shall be deemed to apply as if Agent and the Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

     (c)  Any Eurodollar Rate Loans shall
automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been con-verted to Eurodollar Rate Loans or existing Eurodollar
Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstand-ing, or (B) the Loans then available to Borrower under
Section 3 of the Loan Agreement. Borrower shall pay to Agent, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent and/or Lenders, the Reference Bank or any participant with Agent for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

     (d) Interest shall be payable by Borrower to Agent monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate
Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto."

     3.   LETTER OF CREDIT ACCOMMODATIONS.

     (a) Section 3.2(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "(e) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent for the account of Lenders a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement."

     (b) The reference to the amount of "$10,000,000" contained in the last line of Section 3.2(f) of the Loan
Agreement between the words "exceed" and the period is hereby deleted in its entirety and replaced with the amount of "$20,000,000".

     4. UNUSED LINE FEE. Section 3.5(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "(b) With respect to each month (or part thereof) that this Agreement is in effect or so long as any of the Obligations are outstanding, Borrower shall pay to Agent for the account of Lenders a fee at a rate equal to one-half of one (1/2%) percent per annum calculated for such month and payable monthly, in arrears, upon the excess, if any, of: (i) $75,000,000 over (ii) the sum of: (A) the greater of (1) the average of the daily principal balances of the outstanding Loans for such month (or part thereof) or (2) zero, plus (B) the average of the daily principal balances of the Letter of Credit Accommodations for such month (or part thereof)."


     5. SERVICING FEE. Section 3.5(c) of the Loan Agreement is hereby redesignated Section 3.5(d) and a new Section 3.5(c) is hereby added immediately after Section 3.5(b) as follows:

     "(c) Borrower shall pay to Agent for the account of Lenders monthly a servicing fee in the amount of $15,000 for each month (or part thereof) while this agreement remains in effect or so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned and payable as of the first day of each month."

     6.   CHANGES IN LAWS AND INCREASED COSTS OF EURODOLLAR RATE
LOANS. A new Section 3.10 of the Loan Agreement is hereby added immediately after Section 3.9 of the Loan Agreement as follows:

     "3.10     CHANGES IN LAWS AND INCREASED COSTS OF
EURODOLLAR RATE LOANS.

     (a) In addition to, and not in limitation of, the provisions contained in Section 3.9(a) hereof, all Eurodollar Rate Loans shall, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that
(i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either
(A) make it unlawful for Agent, Lenders, the Reference
Bank or any participant to make or maintain Eurodollar
Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, Lenders, the Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by Agent or Lenders in respect thereof, by an amount deemed by Agent to be material or (ii) the cost to Agent, Lenders, the Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material.
Borrower shall pay to Agent for the account of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, Lenders, the Reference
Bank or any participant with Lenders for any loss
(including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate
Agent or Lenders as provided in this Section 3.10 shall



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
be delivered to Borrower and shall be conclusive, absent manifest error.

     (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent, other than on the last day of the applicable Interest Period
(whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 9.1 hereof or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate
Agent, Lenders, the Reference Bank or any participant with Lenders for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate
Loans or any portion thereof."

     7.   INDEBTEDNESS.

     (a) Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "(d) all Indebtedness of Borrower of up to the principal amount of $250,000,000 evidenced by the New
RSI Notes plus interest thereon at the rate provided for in the New RSI Notes as in effect on December 14, 1993; PROVIDED, THAT: (i) Borrower shall only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the New
RSI Notes as in effect on December 14, 1993, EXCEPT
Borrower may prepay, in whole or in part, the New RSI
Notes as in effect on December 14, 1993 so long as (A)
Borrower provides Agent with two (2) Business Days prior written notice of the intention of Borrower to make any such prepayment, (B) immediately prior to making and immediately after giving effect to any such prepayment, no obligations (other than pursuant to Letter of Credit Accommodations) shall be then outstanding, and (C) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing; (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the New RSI Notes or any agreements, documents or instruments executed and/or delivered in connection therewith or (B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, EXCEPT for (1) the issuance of the RSI Series B Notes to be offered to the holders of the RSI Series A Notes in exchange therefor pursuant to a registration statement filed with the Securities and Exchange Commission or (2) mandatory repurchases of New RSI Notes (as in effect on the date hereof) in connection with the sales of certain assets of Borrower (other than the Collateral) and changes in control of Borrower or (3) to the extent permitted under this Section 7.3(d)(i); (iii) Borrower shall furnish to Agent and Lenders all notices, demands or other materials either received from any of the holders of the New RSI Notes, or on their behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders of the New RSI Notes, or any representative of the holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be and (iv) such Indebtedness shall only be secured by the Equipment and Real
Property of Borrower and certain other related assets and properties of Borrower as set forth on Exhibit K hereto;"

     (b) Section 7.3 of the Loan Agreement is hereby amended by adding a new Section 7.3(1) as follows:

     "(1) Indebtedness of Borrower arising under Currency Protection Agreements entered into by Borrower in the ordinary course of the business of Borrower consistent with the current practices of Borrower, PROVIDED, THAT, (i) Borrower shall not engage in any speculative hedging or similar transaction, (ii) the aggregate net exposure of Borrower pursuant to such agreements shall not exceed $2,500,000 at any time outstanding and (iii) such agreements shall be with financial institutions organized under the laws of and located in the United States of America or any State thereof and having capital, surplus and undivided profits of at least $100,000,000."

     8.   INVESTMENTS.

     (a) Section 7.5(b) of the Loan Agreement is deleted in its entirety and replaced with the following:

     "(b)  investments in cash and Cash Equivalents;"

     (b) Section 7.5(h) of the Loan Agreement is hereby redesignated Section 7.5(i) and a new Section 7.5(h) of the Loan
Agreement is hereby added immediately after Section 7.5(g) as follows:

     "(h) investments by Borrower pursuant to the purchase by Borrower of the capital stock of any person, or any voting trust certificates, bonds, debentures or other evidences of indebtedness or any


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
certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or right to subscribe to, any of the foregoing (other than any evidence of the Obligations), or capital contributions by Borrower to any person;
PROVIDED, THAT, (i) to the extent of any such invest-ments in any wholly-owned Subsidiary of Borrower, all of the conditions set forth in Section 7.5(d) hereof shall have been satisfied as to such Subsidiary,
(ii) as of the date of any such investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (iii) the aggregate amount of all such investments by Borrower shall not exceed
$25,000,000, (iv) such investments shall not arise from a non-consensual tender offer for the purchase of the capital stock of any person, (v) Agent shall have received not less than ten (10) days prior written notice of the intention to make any such investment, which notice shall set forth in reasonable detail satisfactory to Agent, the amount and nature of such investment and such other information with respect thereto as Agent may request, and (vi) as of the date of any such investment and after giving effect thereto, the Excess Availability shall be not less than $5,000,000;"

     9. CONSOLIDATED ADJUSTED WORKING CAPITAL. Section 7.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "7.19     CONSOLIDATED ADJUSTED WORKING CAPITAL.
Borrower and its Subsidiaries shall, at all times, maintain a Consolidated Adjusted Working Capital of not less than the following amounts during the following respective periods:

                  PERIOD                      AMOUNT

     (a)  From the date hereof through
          October 30, 1993                  $25,000,000

     (b)  From October 31, 1993 through
          October 30, 1994                  $40,000,000

     (c)  From October 31, 1994 through
          October 30, 1995                  $45,000,000

     (d)  From October 31, 1995 through
          April 30, 1996                    $50,000,000

     (e)  From May 1, 1996 and at all
          times thereafter                    $  -0-"

     10.  CONSOLIDATED ADJUSTED NET WORTH.  Section 7.20 of the
Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "7.20 CONSOLIDATED ADJUSTED NET WORTH. Borrower and its Subsidiaries shall, at all times, maintain a Consolidated Adjusted Net Worth of not less than the following amounts during the following respective periods:

                    PERIOD                    AMOUNT

     (a)  From the date hereof through
          October 30, 1993                   $40,000,000

     (b)  From October 31, 1993 through
          October 30, 1994                  ($40,000,000)

     (c)  From October 31, 1994 through
          April 30, 1996                    ($30,000,000)

     (d)  From May 1, 1996 and at all
          times thereafter                    $  -0-"

     11.  CAPITAL EXPENDITURES.  Section 7.22 of the Loan
Agreement is hereby deleted in its entirety and replaced with the following:

     "7.22  CAPITAL EXPENDITURES.

     (a)  The expenditures of Borrower and its
Subsidiaries for fixed or capital assets (including, without limitation, capitalized lease obligations), on a cumulative basis, shall not exceed the following amounts during the following respective periods:

                   PERIOD                       AMOUNT

     (i)  From the date hereof through
          and including October 31, 1993      $20,000,000

     (ii) From the date hereof through
          and including October 31, 1994      $55,000,000

     (iii)From the date hereof through
          and including October 31, 1995      $75,000,000

     (iv) From November 1, 1995 through
          and including October 31, 1996      $75,000,000

     (v)  From November 1, 1995 through
          and including October 31, 1997      $125,000,000

     (vi) From November 1, 1995 through
          and including October 31, 1998      $175,000,000

     (vii) From November 1, 1995 through
           and including October 31, 1999     $200,000,000

     (b)  The expenditures of Borrower and its
Subsidiaries for fixed or capital assets (including, without limitation, capitalized lease obligations) in any fiscal year commencing with the fiscal year of Borrower ending on October 31, 2000 shall not exceed the greater of: (i) $25,000,000 or (ii) the sum of:
(A) fifty (50%) percent of the After-Tax Profits of Borrower in the immediately preceding fiscal year plus
(B) one hundred (100%) percent of the depreciation for fixed or capital assets in such fiscal year."

     12. DIVIDENDS. Section 7.7(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "(b) (i) Borrower may in any fiscal year commencing with the fiscal year of Borrower ending
October 31, 1996 declare and pay dividends to its shareholders in respect of common and preferred stock in accordance with the terms of such stock, or may redeem or repurchase such stock, PROVIDED, THAT, each of the following conditions is satisfied: (A) Excess
Availability shall have been not less than $25,000,000 at all times during the ninety (90) consecutive day period immediately prior to the date of the declaration of any such dividends (so long as such dividends are paid within thirty (30) days of the date of the declaration thereof) or in the case of a redemption or repurchase, at all times during the ninety (90) consecutive day period immediately prior to the date of the payment for such redemption or repurchase, as the case may be, (B) after giving effect to the payment of any such dividends or redemptions or repurchases Excess
Availability shall be not less than $25,000,000, (C) the financial projections provided by Borrower to Lender for the fiscal year of Borrower in which such dividends are to be paid, or redemptions or repurchases made, prior to the commencement of such fiscal year, shall reflect that Excess Availability is projected to be not less than $25,000,000 for the ninety (90) day period immediately after (but not including) the date of the declaration of any such dividends or the payment for such redemption or repurchase, as the case may be,
(D) as of the date of the payment of such dividend or redemption or repurchase (as the case may be) and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (E) there are sufficient legally available funds for such dividend or redemption or repurchase (as the case may be) and
(F) Agent shall have received notice of the declaration of any such dividend, or intention to redeem or repurchase any such stock, one (1) Business Day after its declaration or after such intention (as the case may be) and Agent shall have received not less than five (5) Business Days notice prior to payment of any such dividend, or payment for any such redemption or repurchase (as the case may be); and (ii) in the event that any of the conditions to the declaration and payment of such dividends or redemptions or repurchases of stock set forth in Section 7.7(b)(i) are not satisfied, Borrower may in any fiscal year commencing with the fiscal year of Borrower ending October 31, 1996, declare and pay dividends to its shareholders in respect of common and preferred stock in accordance with the terms of such stock, or may redeem or repurchase such stock, PROVIDED, THAT, each of the following conditions is satisfied: (A) the total amount of such dividends or amounts paid for redemp-tions or repurchases shall not exceed the amount equal to (1) fifty (50%) percent of the cumulative After-Tax
Profits of Borrower (or if cumulative After-Tax Profits shall be a loss, minus one hundred (100%) percent of such loss) for the period commencing November 1, 1995 and ending on the last day of the most recently ended fiscal quarter prior to the date of the declaration of such dividend or payment for such redemption or repur-chase (treating such period as a single accounting period) MINUS (2) the aggregate amount of all loans made by Borrower to Renco Group (net of repayments and prepayments) in such period and still outstanding MINUS
(3) the aggregate amount of all management fees paid by Borrower to Renco Group in such period, other than the monthly management fees contemplated under Section
7.6(b)(ii) hereof MINUS (4) the aggregate amount of all dividends declared and paid by Borrower to its share-holders in such period, (B) as of the date of the payment of such dividend or redemption or repurchase
(as the case may be) and after giving effect thereto, no Event of Default, or act, event or condition, which with notice, passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (C) there are sufficient legally available funds for such dividend or redemption or repurchase (as the case may be), (D) as of the date of the payment of such dividend or redemption or repurchase (as the case may be) and after giving effect thereto, Excess
Availability shall be not less than $5,000,000, and
(E) Agent shall have received notice of the declaration of any such dividend, or intention to redeem or repurchase any such stock, one (1) Business Day after its declaration or after such intention (as the case may be) and Agent shall have received not less than five (5) Business Days prior notice of the payment of any such dividend, or payment for any such redemption or repurchase (as the case may be)."

13.  REPORTING REQUIREMENTS.

     (a) Section 7.18(a) of the Loan Agreement is hereby amended by adding the following new subsection 7.l8(a)(ix) immediately after subsection 7.18(a) (viii):

     "(ix) Subject to the terms and conditions contained herein, Borrower shall deliver to Agent a Borrowing Base Certificate setting forth Borrower's calculation of the Revolving Loans and Letter of Credit
Accommodations available to Borrower pursuant to the terms and conditions contained herein, duly completed and executed by the chief financial officer or other appropriate financial officer acceptable to Agent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed.

     (A)  If at any time either (1) the average
aggregate daily principal balance of the outstanding
Loans and Letter of Credit Accommodations is greater than $50,000,000 or (2) Excess Availability is less than $25,000,000, then Borrower shall deliver such Borrowing Base Certificate to Agent on a daily basis calculating Revolving Loans and Letter of Credit
Accommodations available as of the immediately preceding day.

     (B)  If at any time for the period during
the immediately preceding week (1) the average aggregate daily principal balance of the outstanding
Loans and Letter of Credit Accommodations is equal to or greater than $25,000,000 but equal to or less than $50,000,000 and (2) Excess Availability is greater than $25,000,000, then Borrower shall deliver such Borrowing
Base Certificate to Agent on a weekly basis calculating
Revolving Loans and Letter of Credit Accommodations available as of the last business day of the immediately preceding week.

     (C)  If at any time for the period during
the immediately preceding consecutive two (2) weeks,
(1) the average aggregate daily balance of the outstanding Loans and Letter of Credit Accommodations is less than $25,000,000 and (2) Excess Availability is greater than $50,000,000, then Borrower shall deliver such Borrowing Base Certificate to Agent every two (2) weeks calculating Revolving Loans and Letter of Credit
Accommodations available as of the last day of the immediately preceding week.

     (D)  Notwithstanding anything to the
contrary contained herein, without limiting any other rights of Agent, upon Agent's request, Borrower shall provide Agent on a daily basis with a schedule of Accounts, collections received and credits issued and on a daily basis with an inventory report in the event that at anytime either: (1) an Event of Default or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (2) Borrower shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (3) upon Agent's good faith belief, any information contained in any Borrowing Base
Certificate is incomplete, inaccurate or misleading.

     (E)  Nothing contained in any Borrowing Base
Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent and Lenders contained herein and in the event of any conflict or inconsistency between the calculation of the Loans and Letter of Credit Accommodations available to Borrower as set forth. in any Borrowing Base Certificate and as determined by Lender, the determination of Agent shall govern and be conclusive and binding upon Borrower.
Without limiting the foregoing, Borrower shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base
Certificate.

     (F)  If any of Borrower's records or reports
or the collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Agent and to follow
Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing."

     (b)  Sections 7.18(b), (c), (d) and (e) of the Loan
Agreement are hereby redesignated sections 7.18(c), (d), (e) and
(f) and a new Section 7.18(b) is hereby added as follows:

     "(b) Borrower shall promptly notify Agent in writing in the event that at any time: (i) the amount of Revolving Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained herein is less than ninety (90%) percent of the amount of Revolving Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained herein reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent pursuant to section 7.l8(a)(ix) hereof, (ii) the Revolving Loans made by Lenders to Borrower and/or Letter of Credit Accommodations outstanding at such time exceed the amount of the Revolving Loans and Letter of Credit Accommodations then available to Borrower under the terms hereof as a result of any decrease in the amount of Revolving Loans and Letter of Credit Accommodations then available and the amount of such excess, or (iii) Excess Availability is less than $50,000,000 and at such times as Excess
Availability may be less than $50,000,000 if Excess
Availability is less than $25,000,000."

     14. COLLECTIONS. Section 9.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "(a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Agent shall direct, all funds received or deposited into the Blocked
Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment
Account"). Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrower as Borrower may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise.
Agent may instruct the depository bank at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Borrower shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (iii) upon Agent's good faith behalf, any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading, or (iv) any Loans are outstanding. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Agent and Lenders."

15.  TERM.

     (a) Section 10.2(a) of the Loan Agreement is hereby amended by deleting the reference to "four (4) years" in the first sentence thereof and substituting "seven (7) years" therefor.

     (b) Section 10.2(e) of the Loan Agreement is hereby amended by adding the following new subsections 10.2(e)(v), 10.2(e)(vi) and 10.2(e) (vii) immediately after subsection
10.2(e)(iv):

     "(v) $500,000, if such termination is effective on or after December 29, 1996 but prior to December 29, 1998;

     (vi) $250,000, if such termination is effective on or after December 29, 1998 but prior to October 29, 1999."

     16. EXTENSION FEE. In addition to all other fees, charges, interest and expenses payable by Borrower to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrower hereby agrees to pay to Agent for the account of Lenders an extension fee in an amount equal to $200,000, which amount shall be payable simultaneously with the execution hereof, and which amount is fully earned as of the date hereof, and may be charged directly to Borrower's loan account maintained by Agent.

     17. CONDITIONS PRECEDENT. The effectiveness of the amendments to the Loan Agreement provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to
Agent:

     (a) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

     (b) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower, and Lenders;

     (c)  Agent shall have received an amendment to the Co-
Lending and Agency Agreement among Agent and Lenders.

     18. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and be construed as one agreement.

     19. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     20. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     21. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     22. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please indicate the acknowledgment and agreement of Borrower to the foregoing by signing in the space provided below.
The amendments contained herein shall only be effective after the receipt by Agent of an original of this Amendment duly authorized, executed and delivered by Borrower and each of Lenders.

                         Very truly yours,

                         CONGRESS FINANCIAL CORPORATION,
                         in its individual capacity and
                         as agent

                         By: /s/ Laurence S. Forte

                         Title: Vice President


                         SECURITY PACIFIC BUSINESS CREDIT INC.

                         By: /s/ Michael Kurshuk

                         Title: Vice President


ACKNOWLEDGED AND AGREED:

WCI STEEL, INC.

By: /s/ Bret W. Wise

Title: Vice President and CFO

                                EXHIBIT L
                                   TO
             AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

           A new Exhibit L to Amended and Restated Loan Agreement
                         is hereby added as follows:

                         BORROWING BASE CERTIFICATE


                 CONGRESS FINANCIAL CORPORATION, as Agent for
               itself and SECURITY PACIFIC BUSINESS CREDIT INC.

PURPOSE OF THIS FORM

Many asset based borrowers are required to keep the dollar amount of their borrowings within a dollar total based on percentage advances against accounts receivable and inventory. This Certificate assures compliance with the terms. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Amended and Restated Loan and Security Agreement, dated as of December 29, 1992, by and among Congress Financial Corporation ("Congress") and Security Pacific Business Credit Inc. (together with Congress, individually and collectively, "Lenders") and Congress Financial Corporation, as Agent for Lenders ("Agent"), and WCI Steel, Inc. ("Borrower"), as amended (the "Loan Agreement").

COMPLETION INSTRUCTIONS

The Borrowing Base Certificate should be completed by the Borrower.

A.   Enter date of information.

B.   All Certificates should be numbered in sequential order.

RECONCILIATION OF COLLATERAL BALANCE

ACCOUNTS AVAILABILITY

C. Enter date of most recent Certificate previously delivered to Agent.

1.   Enter dollar balance certified to Agent per previous
     Certificate and the date of the previous Certificate.
     (Dollar figure from line 5 of previous Certificate).

2. Enter dollar amount of collections applied by the Borrower against accounts receivable since the date of the last
     Certificate.

3. Enter dollar amount of other credits and adjustments applied by the Borrower against accounts receivable.

4. Enter dollar amount of any new sales since the date of the last Certificate.

5. Enter total of all Accounts being certified to Agent per the date of the Certificate. This is the sum of lines 1 through 4 above and is calculated as follows:

     (a)  Dollar balance certified to tender per previous
          Certificate

                           MINUS (-)

     (b) Dollar amount of collections and credits received since date of last Certificate

                           PLUS (+)

     (c) Dollar amount of any new sales since the date of the last Certificate.

6. Enter dollar amount of Accounts not meeting the criteria of Eligible Accounts. Eligible Accounts are defined in the Loan Agreement.

7.   Subtract item 6 from item 5 and enter this figure.

8. Multiply the dollar amount in item 7 by the percentage of the lending formula applicable to Eligible Accounts provided for in the Loan Agreement and enter this new dollar amount.

9.   Enter Availability Reserves.

10.  Subtract the Availability Reserves from item 8 and enter
     Accounts Availability.

INVENTORY AVAILABILITY

D. Enter date of most recent Inventory Report delivered to Lender

11.  Enter total Value of Inventory as of the most recent
     Inventory Report delivered to Agent. "Value" is lower of cost or market and should be determined in the same manner as in prior certificates.

12.  Enter the total Value of Inventory from the most recent
     Inventory Report delivered to Agent which did not meet the criteria for Eligible Inventory. Eligible Inventory is defined in the Loan Agreement.

13.  Subtract item 12 from item 11 and enter this figure.

14. Multiply the dollar amount in item 13 by the percentage of the lending formula applicable to Eligible Inventory provided for in the Loan and Security Agreement and enter this new dollar amount.

15. Enter applicable Availability Reserves, excluding reserves for Letter of Credit Accommodations relating to Inventory purchases and freight, taxes, duty and other amounts which Agent estimates must be paid in connection with delivery of Inventory to Borrower's premises.

16. Subtract the Availability Reserves, excluding reserves for Letter of Credit Accommodations, from item 14.

17. Enter the amount of the sublimit on loans based on Inventory from the Loan Agreement.

18. Enter lesser of formula availability as set forth in item 16 or the sublimit on loans based on Inventory provided for in the Loan Agreement as set forth in item 17.

TOTAL AVAILABILITY

19.  Enter the sum of item 10 plus item 18.

20.  (a)  Enter outstanding undrawn amounts of Letter of Credit
          Accommodations issued for any purpose other than the purchase of Eligible Inventory.

     (b) Enter the sum of: (i) the amount equal to (A) 100% minus the percentage set forth in item 14 multiplied by
          (B) the outstanding undrawn amounts of Letter of Credit Accommodations issued for purposes of purchasing Eligible Inventory plus (ii) the amount equal to freight, taxes, duty and other amounts which Lender estimates must be paid in connection with delivery of Inventory to Borrower's premises.

21. Subtract the sum of item 20(a) and 20(b) from item 19 and enter this figure.

22.  Enter the amount of the Maximum Credit from the Loan
     Agreement, less the then outstanding principal amount of the Term Loan, if any.

23.  Enter the lesser of item 21 or item 22.

RECONCILIATION OF LOAN BALANCE

24.  Enter dollar figure of outstanding Loans from last
     Certificate.

25. List cash collections received by Borrower and remitted or to be remitted to Lender since last Certificate.

26. Enter dollar amount of Loans made by Lender and other charges payable to Lender (including adjustments for returned checks and other remittances, fees, interests, costs and expenses) since last Certificate.

27. Enter dollar amount of outstanding Revolving Loans (item 24 less item 25 plus item 26).

28.  Enter outstanding undrawn amounts of Letter of Credit
     Accommodations.

29.  Enter total outstanding Revolving Loans and Letter of Credit
     Accommodations.  (Add items 27 and 28).

30.  Subtract item 29 from 23 and enter dollar amount.

31.  Name of Borrower.

32. Signature of person authorized by Borrower on the corporate borrowing resolution.

                                             Date:   (A)
                                             Number: (B)



                         BORROWING BASE CERTIFICATE




Pursuant to the Amended and Restated Loan and Security Agreement. dated as of December 29,1992, by and among Congress Financial Corporation ("Congress") and Security Pacific Business Credit Inc. (together with Congress, individually and collectively, "Lenders"), Congress Financial
Corporation, as agent for Lenders ("Agent") and the undersigned ("Borrower"), and any amendments thereto (the "Loan Agreement), Borrower hereby certifies to Agent, as of the above date, as follows:


RECONCILIATION OF COLLATERAL BALANCE

ACCOUNTS AVAILABILITY
1.   Total Accounts as of    ( C )           $ (1)
                           --------         -------
2.   Less:  Collections                      $ (2)
                                            -------

3.   Less:  Credits and Adjustments since
            date of prior Certificate        $ (3)
                                            -------

4.   Add:  New sales since date of prior
           Certificate                       $ (4)
                                            -------

5.   Current total of all Accounts                 $ (5)
                                                   ------
6.   Total amount of Accounts which
     are not Eligible Accounts (as                 $ (6)
                                                   ------
     per Schedule I annexed hereto)

7.   Net Amount of Eligible Accounts
     (item 5 less item 6)                          $ (7)
                                                   ------
8.   Availability based on Net
     Amount of Eligible Accounts
     (   % of item 7)                              $ (8)
      ---                                          ------


9.   Less: Availability Reserves                          $ (9)
                                                         -------

10.  Accounts Availability                                      $ (10)
                                                                ------



INVENTORY AVAILABILITY

11.  Total Value of Inventory as of   (D)          $ (11)
                                    ------         -------
12.  Total Value of Inventory which is not
     Eligible Inventory (as per Schedule II
     annexed hereto)                               $ (12)
                                                   -------
13.  Value of Eligible Inventory (item 11
     less item 12)                                      $ (13)
                                                        ------
14.  Availability based on Eligible Inventory
     (    % of item 13)                            $ (14)
      ----                                         -------
15.  Less:  Availability Reserves                  $ (15)
                                                   -------
16.  Inventory Formula Availability                        $ (16)
                                                           ------
17.  Inventory Sublimit                                    $ (17)
                                                           ------
18.  Inventory Availability (lesser of
     item 16 or item 17)                                   $ (18)
                                                           ------

TOTAL AVAILABILITY

19.  Total Availability based on Accounts
     and Inventory                                               $ (19)
                                                                 ------
20.  Less: Availability Reserves for Letters
           of Credit
     (a)  100% X Standby Letters of Credit        $(20a)
                                                  ------
     (b)      % X Letters of Credit for
          ----
          Inventory plus freight, duty,
          taxes, etc.                             $(20b)
                                                  ------

21.  Availability                                    $ (21)
                                                     ------
22.  Maximum Credit (less the then outstanding
     amount of the Term Loan, if any)                     $ (22)
                                                           ------

23.  Total Availability (lesser of item 21 or 22)                $ (23)
                                                                 ------
RECONCILIATION OF LOAN BALANCE

24.  Principal amount of outstanding
     Loans as of the date of prior
     Certificate                                     $ (24)
                                                     ------

25.  Less: Net cash collections since
           date of prior Certificate
                                     ----------
                                  ---------       $ (25)
                                  ---------      -------

26.  Add: Principal amount of
          Loans made since date of prior
          Certificate                             $ (26)
                                                 -------

27.  Current principal amount of outstanding
     Loans                                $ (27)
                                          -------

28.  Current undrawn amount of outstanding
     Letter of Credit Accommodations                 $ (28)
                                                    -------

29.  Total Loans and Letters of
     Credit Accommodations                                   $ (29)
                                                            --------

30.  Unused availability (item 23 less item 29)              $ (30)
                                                            --------


     As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Borrower acknowledges that the Loans and Letter of Credit Accommodations by Agent to Borrower are based upon Agent's reliance on the information contained herein and all representations and warranties with respect to Accounts and Inventory in the Loan Agreement are applicable to the Accounts and Inventory included in this Certificate. The reliance by Agent on this Certificate should not be deemed to limit the right of Agent to establish or revise criteria of eligibility or Availability Reserves or otherwise limit, impair, or affect in any manner the rights of Agent and Lenders under the Loan Agreement. In the event of any conflict between the determination of Agent of the amount of the Loans and Letter of Credit Accommodations available to Borrower in accordance with the terms of the Loan Agreement and the determination by Borrower of such amounts, the determination of Agent shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.

                                                      (31)
                                               -------------------


                                            By:       (32)
                                               -------------------
                                            Title:

                                SCHEDULE I
                                    to
                         BORROWING BASE CERTIFICATE



1.   Accounts unpaid more than      days
                               ----
     after invoice date                   $
                                           ----------

2.   Cross-Age Accounts
                                           ----------
3.   Concentration Accounts
                                           ----------
4.   Affiliate Accounts
                                           ----------
5.   Returns, Discounts, Claims, Credits
     Allowances, Taxes
                                           ----------
6.   Other
                                           ----------


     Total Accounts which are
     not Eligible Accounts                $
                                           ==========

                              SCHEDULE II
                                  to
                       BORROWING BASE CERTIFICATE



1.   Work-in-Process                       $
                                           ----------
2.   Slow Moving
                                           ----------
3.   Packaging and Supplies
                                           ----------
4.   Other
                                           ----------


     Total Value of Inventory
     which is not Eligible Inventory       $
                                           ==========